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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ENTRX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

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4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ENTRX CORPORATION
800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota 55402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
December 23, 2004

     Notice is hereby furnished to the shareholders of Entrx Corporation (a Delaware corporation) of record as of the close of business on November 15, 2004, of the Annual Meeting of shareholders thereof, to be held at 10:00 a.m. on December 23, 2004, at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, for the following purposes:

1.	To elect the members of the Board of Directors of Entrx Corporation; and

2.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Only shareholders of record as of the close of business on November 15, 2004, or their legal representatives, are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

     A Proxy, Proxy Statement and the 2003 Annual Report on Form 10K/A. are enclosed herewith. You are requested to complete and sign the Proxy, which is being solicited by the Board of Directors and management of Entrx Corporation, and to return it in the envelope provided.

By Order of the Board of Directors
/s/ Peter L. Hauser
Chairman of the Board

November 30, 2004

ENTRX CORPORATION
800 Nicollet Mall, Suite 2690
Minneapolis, Minnesota 55402

PROXY STATEMENT
2004 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the shareholders of Entrx Corporation (hereinafter referred to as “Entrx” or “we”), in connection with the solicitation by the Board of Directors of Entrx of proxies to be voted at the annual meeting of Entrx shareholders (the “Meeting”), to be held at 10:00 a.m. on December 23, 2004 at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota. This Proxy Statement and the accompanying form of Proxy (the “Proxy”) were first mailed on approximately November 30, 2004 to the shareholders of record of Entrx as of the close of business on November 15, 2004.

VOTING INFORMATION

Who is entitled to vote?

     The holders of common stock of Entrx who are shareholders of record on November 15, 2004, may vote at the Meeting. As of November 15, 2004, there were 7,643,265 shares of Entrx’s common stock outstanding.

What are you voting on?

     At the Meeting, the following matters will be voted on:

•	The election of four members of the Board of Directors of Entrx.

•	Other matters incident to the conduct of the Meeting.

How does the Board recommend you vote on the proposals?

     The Board recommends you vote your shares FOR the election of each of Entrx’s nominees for director.

Who will be soliciting your vote?

     The Board of Directors is soliciting your vote by mail through this Proxy Statement. However, your vote may also be solicited in person or by telephone by directors, officers or employees of Entrx. Brokers/dealers, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners of Entrx’s common stock, and will be reimbursed for their expenses in connection with that activity. The cost of all of this solicitation is being paid for by Entrx.

How can you vote?

     If you hold your shares as a shareholder of record, you can vote in person at the Meeting or you can vote by mail. You are a “shareholder of record” if you hold your shares directly in your own name. If you hold your shares indirectly in the name of a bank, broker or other nominee, you are a “street name shareholder.” If you are a street name shareholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

How do you vote by Mail?

     You can vote by mail by following the instructions on the accompanying form of Proxy, signing the Proxy, and mailing it to the address noted on the Proxy or by using the accompanying envelope provided for that purpose. The persons named as proxies on the Proxy will vote your shares in accordance with your instructions. If you sign and submit your Proxy without giving instructions, the proxies named on the Proxy will vote your shares as recommended by the Board of Directors.

How can you revoke your Proxy?

     If you are a shareholder of record, you can revoke your Proxy by:

•	Submitting a new Proxy;

•	Giving written notice before the meeting to Entrx’s Secretary, at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402, stating that you are revoking your Proxy; or

•	Attending the Meeting and voting your shares in person.

     Merely attending the meeting without voting will not revoke your Proxy.

     If you are a street name shareholder, you may revoke your Proxy only as instructed by the bank, broker or other nominee holding your shares.

How do you sign the Proxy?

     Sign your name exactly as it appears on the Proxy. If you are signing in a representative capacity (for example, as a guardian, trustee, executor, administrator, attorney or the officer or agent of a company), include your name and title or capacity. If the shares are held in custody (for example, under the Uniform Transfer to Minors Act), the custodian should sign, not the minor or other beneficiary. If the shares are held in joint ownership, both owners must sign.

What does it mean if you receive more than one proxy or voting instruction card?

     It means your shares are registered differently or are in more than one account. Please provide voting instructions for each Proxy you receive to ensure all your shares are voted.

What constitutes a quorum?

     A quorum of shareholders is necessary to hold a valid meeting of shareholders. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum for the Meeting. Abstentions and broker non-votes (as described below) are counted as present for establishing a quorum.

How can you cast your vote for directors?

     You may cast your vote for any nominee as a member of the Board of Directors two ways. You may cast one vote for each share you own for each nominee, or you may cumulate your votes. In order to cumulate your votes, you would multiply the number of directors to be elected (four in this case) by the number of shares you own. This is the total (or cumulative) number of votes you can exercise. You may then cast this cumulative number of votes for one nominee, or distribute those votes among two or more nominees in any proportion you desire. In an uncontested election there is normally no need to cumulate votes.

How many votes are needed for approval of each proposal?

     Persons nominated to be a member of the Board of Directors are elected by a plurality. That is, since there are four directorships established by the Board of Directors, those four nominees who receive the greatest number of votes will be elected as members of the Board of Directors, regardless of whether they receive the affirmative vote of the shareholders owning a majority of the shares of common stock present in person or by proxy. In an uncontested election, the plurality requirement is not a factor.

What is a broker non-vote?

     A broker non-vote occurs when a broker submits a Proxy that does not indicate a vote for some of the proposals because the broker did not receive instructions from the beneficial owner on how to vote on those proposals and does not have discretionary authority to vote in the absence of instructions.

How can you attend the Meeting?

     If you are a shareholder of record on November 15, 2004, you can attend the meeting by presenting acceptable identification at the Meeting. If you are a street name shareholder you may attend the meeting by presenting acceptable identification along with evidence of your beneficial ownership of Entrx common stock.

ELECTION OF DIRECTORS

General

     Four persons, three of whom are currently members of Entrx’s Board of Directors, are being nominated for election at the Meeting. Unless otherwise directed, it is the intention of those persons named as proxies in the accompanying form of Proxy to vote for the election of Kenneth W. Brimmer, Joseph M. Caldwell, Peter L. Hauser and E. Thomas Welch as the members of Entrx’s Board of Directors. Each nominee is being nominated for a term which will end with the next annual meeting of Entrx’s shareholders.

     MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH OF THE PROPOSED NOMINEES LISTED BELOW, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSED NOMINEES OR AS OTHERWISE DIRECTED.

Information Concerning Nominees

     The name, initial year of service as a director, age and respective office with Entrx of each nominee as a director of Entrx as of the date of this Proxy Statement, are as follows:

Name	Director Since	Age	Position
Peter L. Hauser	2004	63	Chairman of the Board
			President, Chief Executive
			Officer and Director
Kenneth W. Brimmer(1)(2)(3)	2002	48	Director
Joseph M. Caldwell(4)(5)	2002	36	Director
E. Thomas Welch	n/a	66	Director

(1)	Member of the Audit Committee since June 2002.

(2)	Member of the Compensation Committee and Nominating Committee since February 2002.

(3)	Member of the Stock Option Committee since September 2002.

(4)	Member of the Audit Committee and Stock Option Committee since March 2003.

(5)	Member of the Nominating Committee since April 2004.

     The business experience, principal occupations and directorships in publicly-held companies for the persons nominated to be directors of Entrx are set forth below.

     Peter L. Hauser has been the president and chief executive officer of Entrx Corporation since October 15, 2004, and expects to devote approximately one-third of his working time to such office. Mr. Hauser is a founder, and has been the principal owner and chairman of the board of directors, of Health Care Financial Solutions, Inc., since March 2003. Health Care Financial Solutions, Inc., with its office in St. Paul, Minnesota, is engaged in the development and marketing of a health care claims administration software system for use by third-party health care plan administrators. Mr. Hauser was an account executive at Feltl & Company, a Minneapolis, Minnesota securities brokerage firm, from April 2003 until June 2003. From 1977 through April 2003, Mr. Hauser was employed at Equity Securities Trading Co., Inc., a Minneapolis, Minnesota-based securities brokerage firm (now known as The Oak Ridge Financial Group, Inc.), where he acted as a vice president and a principal beginning in 1993. From 1993 until 2003, Mr. Hauser was a member of the board of directors of GelStat Corp. (OTCBB: GSAC.OB), (formerly called “Developed Technology Resources, Inc.”), which was previously engaged in various enterprises in the former Soviet Union, including the distribution of airport security equipment and the manufacture and distribution of dairy products and snack foods. By 2003, GelStat had disposed of all of its assets relating to its former Soviet Union enterprises, and began engaging in the domestic production and distribution of over-the-counter, non-prescription health care products.

     Kenneth W. Brimmer has been a member of the Board of Directors of Entrx since February 2002, and Chairman of the Board of Directors from March 2002 until October 15, 2004. Mr. Brimmer has been the owner and chief manager of Brimmer Company, LLC, a private investment company, since December 2001. Mr. Brimmer has been the chief executive officer of Sterion Incorporated (Nasdaq-SC: STEN), since September 2003, and has served as a member of its board of directors since February 1998 and as chairman of its board of directors since March 2000. Sterion Incorporated, with offices in Minneapolis, Minnesota, is in the business of selling, leasing and servicing oxygen tanks provided to businesses for emergency medical use, and owns and operates 11 fast-food drive-through restaurants under the name “Burger Time”. At the request of Entrx’s Board of Directors, Mr. Brimmer acted as the chief executive officer and chairman of the board of directors of VioQuest Pharmaceuticals, Inc. (formerly Surg II, Inc. and Chiral Quest, Inc.) (OTCBB: VQPH.OB), from May 2002 until February 2003. VioQuest Pharmaceuticals, Inc. was a 90%-owned Entrx subsidiary during that period, until October 2003. He currently continues to serve as a board member at VioQuest Pharmaceuticals, Inc. Mr. Brimmer was the chief executive officer and chief financial officer of Active IQ Technologies, Inc. from March 2000 until December 2001, and acted as chairman of its board of directors until June 2003. Active IQ Technologies, Inc. was engaged in providing accounting software services in Minnetonka, Minnesota, and is now in the precious metals exploration business under the name Wits Basin Precious Metals, Inc. (OTCBB: WITN.OB). Until April 2000, Mr. Brimmer was an executive officer of Rainforest Cafe, Inc., serving as its treasurer from 1995, and its president from April 1997. Mr. Brimmer is currently a member and the chairman of the board of directors of Hypertension Diagnostics, Inc. (OTCBB: HDII.OB). Mr. Brimmer is a member of our Audit Committee and has been determined to be the audit committee financial expert, and is believed to be independent, as defined under criteria established by Nasdaq and the regulations of the Securities and Exchange Commission. Mr. Brimmer has a Bachelor of Arts degree in accounting.

     Joseph M. Caldwell is a founder, and has been a member of the board of directors of Marix Technologies, Inc. since May 2000. From May 2000 through April 2002, and since February 2003, Mr. Caldwell was and has been the chief executive officer of Marix. Marix is a privately held company based in Minneapolis, Minnesota that develops and markets software designs to facilitate and control offsite access to software applications and access to information. Mr. Caldwell was the founder, and has been a member of the board of directors of US Internet Corporation, since March 1995. From March 1995 to May 2000, and beginning again in April 2002, Mr. Caldwell was a chief executive officer of US Internet Corporation, which is a Minneapolis-based privately held Internet service provider, with service in over 1,300 cities nationwide and over 110 cities internationally. In June 1998, he co-founded Net Lifestyles, Inc., and has served as co-chairman of the board of directors from June 1998 to the present. Net Lifestyles is a privately held direct sales company marketing websites, e-commerce solutions, and Internet access to individuals and small businesses.

     E. Thomas Welch has been a Managing Director of the U. S. Trust Company, at its Minneapolis, Minnesota office, since 2001, where he is primarily responsible for financial, risk management, compliance and fiduciary matters. U.S. Trust Company is engaged nationally in the trust, asset management, investment and banking business. From 1984 until April 2001, Mr. Welch was employed by Resource Trust Company, in Minneapolis, Minnesota, where he acted as the president from 1988 to April 2001, in charge of private banking, trust investment and corporate matters. At various times during that period, Mr. Welch was an officer and director of various affiliates of Resource Trust Company. Resource Trust Company and its principal affiliated companies were acquired by U.S. Trust Company in April 2001. Mr. Welch has a Bachelor’s degree in accounting.

Information Concerning Directors Not Standing for Re-Election

     Wayne W. Mills resigned as the president and chief executive officer, and as a member of Entrx Corporation’s Board of Directors on October 15, 2004, and has determined not to seek election as a member of the Board of Directors. Mr. Mills was the president and chief executive officer and a member of the Board of Directors from February 13, 2002 to October 15, 2004. Mr. Mills is the owner and manager of Blake Capital Partners, LLC, which he formed in September 1999, primarily to provide consulting services in the areas of capital formation, and mergers and acquisitions. From December 2001 until June 2003, Mr. Mills was a member of the board of directors of Active IQ Technologies, Inc. Active IQ Technologies, Inc. was engaged in providing accounting software services in Minnetonka, Minnesota, and is now in the precious metals exploration business under the name Wits Basin Precious Metals, Inc. (OTCBB: WITN.OB). From December 2002 to April 2003, Mr. Mills was a member of the board of directors and the non-salaried chief executive officer of Innovative Gaming Corp. of America (OTC: IGCA.PK), with offices in Las Vegas, Nevada, which is engaged in the development, manufacturing and marketing of specialty gaming machines. From May 1991 until he retired from the brokerage business in September 1999, Mr. Mills was a registered representative with RJ Steichen & Co., a broker/dealer in Minneapolis, Minnesota.

     Joseph M. Senser, who has been a member of Entrx’s Board of Directors since February 2002, determined not to seek re-election as a member of Entrx’s Board of Directors. Mr. Senser was a member of Entrx’s Compensation Committee and Nominating Committee since February 2002, Entrx’s Audit Committee since February 2002, and Entrx’s Stock Option Committee since

September 2002. Joseph M. Senser is the owner of Joe Senser’s Sports Grill, Inc. which owns and operates three restaurants in the Minneapolis, Minnesota metropolitan area. Mr. Senser opened his first restaurant in 1987. From 1995 until August 2000, Mr. Senser also acted as director of community relations for Grand Casino Mille Lacs and Grand Casino Hinckley, which are Native American owned and operated gaming casinos in north-central Minnesota. Since August 2000, Mr. Senser has acted as a member of the board of managers of two related non-profit organizations, the Milton Hershey School and the Hershey Trust. The Milton Hershey School, with funding from the Hershey Trust, provides grades K through 12 education and living facilities in Hershey, Pennsylvania, for financially disadvantaged children.

Meetings of Board of Directors

     During the year ended December 31, 2003, the Board of Directors held eight meetings, and acted by unanimous written consent on four occasions. Each member of the Board of Directors was present for more than 75% of the meetings, except for Joseph M. Senser, who attended five of the eight meetings. The actions by unanimous written consent were signed by all members of the Board of Directors.

Committees of Board of Directors

     Audit Committee. The Audit Committee has the authority and responsibilities set forth in Entrx’s Audit Committee Charter (the “Charter”), which is attached to this Proxy Statement as Annex I. The Charter was originally adopted in 2001 and was amended in April 2004. Under the Charter, the Audit Committee has the authority and responsibility of (i) reviewing audited annual consolidated financial statements, and reports and consolidated financial statements submitted to any governmental body or disclosed to the public; (ii) consulting with Entrx’s independent auditors on various audit and financial personnel issues, including questions of independence, disagreement between the auditors and Entrx’s financial personnel, reviewing of internal financial controls; (iii) recommending to the Board of Directors the engagement of independent accountants to audit the consolidated financial statements of Entrx, and reviewing the performance of such accountants; (iv) reviewing and considering the appropriateness of accounting principles or practices applied to Entrx’s consolidated financial statements; and (v) reviewing Entrx’s financial personnel and organization. Kenneth W. Brimmer, a member of the Audit Committee, has been determined to be the audit committee financial expert. Each member of the Audit Committee is independent as that term is defined in Rule 4200 of the National Association of Securities Dealers, Inc. The Audit Committee held four meetings during the year ended December 31, 2003.

     Compensation Committee. The Compensation Committee, which consists solely of non-employee directors, has the obligation to adopt policies applicable to the establishment and the compensation of Entrx’s executive officers, and has authority to consider and recommend to the Board of Directors the salaries, bonuses, share options, and other forms of compensation of those executive officers. The Compensation Committee held one meeting during the year ended December 31, 2003.

     Nominating Committee. Entrx’s Nominating Committee was initially established by resolution of the Board of Directors in February 2002. The Board of Directors expanded and revised the duties of the Nominating Committee by resolutions adopted in April 2004. The Nominating Committee is charged with the responsibility to seek out and consider the qualifications of new candidates and incumbents for election as members of our Board of Directors, and to recommend to the Board of Directors those persons it believes would be suitable candidates for election or, in the case of a vacancy, appointment, as members of our Board of Directors. The full Board of Directors nominates persons to be members of the Board of Directors, after considering the recommendation of the Nominating Committee. The Nominating Committee has no charter.

     In 2003, the Nominating Committee, then consisting of two independent members of the Board of Directors, acted informally prior to the annual meeting of shareholders to recommend re-election of the then existing members of the Board of Directors, who were subsequently named as the proposed nominees for election in Entrx’s proxy statement for its June 18, 2003 shareholders meeting. For the meeting to be held on December 23, 2004, the Nominating Committee recommended the re-election of Peter L. Hauser, Joseph M. Caldwell and Kenneth W. Brimmer, and the nomination of E. Thomas Welch. The Board of Directors adopted that recommendation.

     We have found it to be difficult to find suitable candidates who would be willing to serve as a member of the Board of Directors of a small company such as ours. We are looking for candidates with a good business background, preferably with some experience in starting or growing, and running a business. We would also favorably entertain a candidate with a good financial background, either as a chief financial officer or chief executive officer of another company, or by reason of education and experience in accounting. We would exclude any candidate who had any criminal record, or a background which exhibited any illegal or unethical activities, or questionable business practices.

     We have previously presented candidates for election who have had a prior personal relationship with our former chief executive officer, Wayne W. Mills. Our legal counsel introduced E. Thomas Welch to the Nominating Committee. We would entertain any suggestions from our stockholders as to suitable candidates. Shareholders are encouraged to send the resumes of persons they believe would be suitable candidates to Kenneth Brimmer, Entrx Corporation, 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402. Along with the resume of the proposed candidate, please have the candidate provide a written consent to serve as a member of our Board of Directors if so elected, or to acknowledge in writing that he or she would like to be considered for nomination.

     Shareholders are encouraged to submit the names of proposed candidates at any time throughout the year. We will not likely be able to consider any candidate submitted to us for inclusion in our proxy statement for the annual meeting to be held in 2005, after January 31, 2005.

     Stock Option Committee. Entrx’s Stock Option Committee was established by resolutions adopted by the Board of Directors in September 2002. The Stock Option Committee, which consists solely of independent members, has the authority to grant options to purchase common stock of Entrx to employees and members of the Board of Directors. In granting options to non-executive officer employees, the Stock Option Committee generally considers the recommendation of management. The Stock Option Committee works closely with, and considers the recommendations of, the Compensation Committee in cases involving the granting of stock options to executive officers of Entrx. The Stock Option Committee acted by unanimous written consent on two occasions in the year ended December 31, 2003.

Director Compensation

     In March 2002, the Board of Directors established a plan whereby each member of Entrx’s Board of Directors would receive a stock option for 10,000 shares of Entrx’s common stock in January of each year, at the then fair market value of the shares. In furtherance of such plan on April 11, 2003, the Stock Option Committee granted options to Kenneth W. Brimmer, Wayne W. Mills, Joseph M. Senser and Joseph M. Caldwell, to purchase 10,000 shares of Entrx’s common stock at $0.80 per share, which was the fair market value of those shares as reported on the Nasdaq Market System as of January 3, 2003. On April 11, 2003, the Stock Option Committee also granted options to the same members of Entrx’s Board of Directors to purchase an additional 10,000 shares of Entrx’s common stock at $0.50 per share, which was in excess of the fair market value of those shares as reported on the Nasdaq Market System on that date. All options were granted under Entrx’s 2000 Omnibus Stock Option and Incentive Plan, as amended in 2002, which plan and amendment were approved by Entrx’s shareholders.

     For 2003, Kenneth W. Brimmer, as Chairman of the Board of Directors, received $3,000 per month through April 30, 2003, and $1,500 per month thereafter through December 31, 2003, and was reimbursed for his medical insurance, totaling $16,544. Mr. Brimmer currently receives $1,500 per month and reimbursement for his medical insurance. There is no current plan to pay any cash compensation to any other member of the Board of Directors elected at the Meeting. Mr. Brimmer was replaced as Chairman of the Board by Peter L. Hauser on October 15, 2004, and will not receive any compensation after December 31, 2004.

EXECUTIVE OFFICERS

Information Concerning Non-Director Executive Officers

     The names, ages, positions and business experience of Entrx’s non-director executive officers, as of the date of this Proxy Statement, are as follows:

Name	Age	Position
Brian D. Niebur	41	Treasurer and Chief Financial Officer
John J. Macias	59	President of Metalclad Insulation Corporation

     Brian D. Niebur has been employed part time by Entrx as its treasurer and chief financial officer since February 2002. At the request of Entrx’s Board of Directors, from May 2002, until February 2003 Mr. Niebur served as chief financial officer and a member of the Board of Directors of Chiral Quest, Inc. (formerly Surg II, Inc. and now VioQuest Pharmaceuticals, Inc.) (OTCBB: VQPH.OB). Chiral Quest, Inc. was a 90% owned subsidiary of Entrx until almost all of Entrx’s shares of Chiral Quest, Inc. were spun out to Entrx’s shareholders in October 2002. Mr. Niebur has a Bachelor of Arts degree in accounting and has passed all sections of the examination for certified public accountants. Since July 2000, Mr. Niebur has acted as a vice president and controller for Wyncrest Capital, Inc. in Minneapolis, Minnesota, a privately held venture capital firm. Mr. Niebur’s primary duties for Wyncrest Capital, Inc. are to act as chief financial officer and a director for Spectre Gaming, Inc. (OTCBB: SGMG.OB), in which Wyncrest Capital, Inc. has made an equity investment. Spectre Gaming, Inc. is engaged in the business of developing and marketing electronic gaming systems for the Native American gaming market. From August 1997 until July 2000, Mr. Niebur was the controller for Vital Images, Inc. (Nasdaq: VTAL), a developer and marketer of medical visualization and analysis software, in Plymouth, Minnesota.

     John J. Macias was elected as the President of Entrx’s wholly owned subsidiary, Metalclad Insulation Corporation, on April 14, 2004. Mr. Macias had been employed by Metalclad Insulation Corporation since February 1971, in various capacities. Most recently Mr. Macias supervised the labor on all projects to which Metalclad Insulation Corporation was engaged.

Former President of Metalclad Insulation Corporation.

     Geoffrey B. Larson was the president and a director of Entrx’s wholly owned subsidiary, Metalclad Insulation Corporation (“Metalclad”), from April 7, 2003 until April 2, 2004. For approximately six months immediately prior to his employment with Metalclad, Mr. Larson was a Branch Manager of the Sacramento, California branch of a wholly owned subsidiary of Performance Contracting, Inc., with principal offices in Lenexa, Kansas. From May 2001, until September 2002, Mr. Larson was President of Veit Environmental, Inc., which is located in Rogers, Minnesota. From June 1999 until March 2001, Mr. Larson was a Regional Manager of LVI Environmental Services, Inc. with principal offices in New York, New York. Each of Mr. Larson’s former employers was engaged in asbestos, mold and other environmental abatement and industrial cleaning services.

Summary Compensation Table

     The following table sets forth certain compensation information for: (1) each person who served as the chief executive officer of Entrx at any time during the year ended December 31, 2003, regardless of compensation level, and each of the other executive officers, other than the chief executive officer, serving as an executive officer at December 31, 2003. The foregoing persons are collectively referred to in this Proxy Statement as the “Named Executive Officers.” Compensation information is shown for fiscal years 2001, 2002 and 2003.

					Long Term
					Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name/Principal		Salary	Bonus	Compensation	Awards	Options/SARs	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)
Wayne W. Mills(1)
President and Chief	2003	200,000	—	—	—	20,000	109,110 (4)
Executive Officer	2002	175,000	—	—	—	150,000	—
	2001	—	—	—	—	—	—
Brian D. Niebur
Treasurer and Chief	2003	75,000	—	—	—	20,000	—
Financial Officer	2002	60,000	—	—	—	50,000	(2)
	2001	—	—	—	—	—	—
Geoffrey D. Larson(3)
President of	2003	121,391	10,000	—	—	100,000	—
Metalclad	2002	—	—	—	—	—	—
Insulation	2001	—	—	—	—	—	—
Corporation

(1)	Commenced employment on February 14, 2002 and terminated employment on October 15, 2004. Mr. Mills will be entitled to receive his salary and medical benefits through December 31, 2004.

(2)	Mr. Niebur received an option to purchase 25,000 shares of VioQuest Pharmaceuticals, Inc., (formerly Chiral Quest, Inc., which was formerly Surg II, Inc.), at a price of $1.25 per share. At the time the option was granted, the closing price of the common stock of VioQuest Pharmaceuticals, Inc. on the over-the-counter Bulletin Board was $1.25 per share. VioQuest Pharmaceuticals, Inc. was a 90% owned subsidiary of Entrx at the time the option was granted. The closing price of the common stock of VioQuest Pharmaceuticals, Inc. was $1.60 per share on December 31, 2003, and $1.08 per share on November 1, 2004.

(3)	Commenced employment on April 7, 2003 and terminated employment on April 2, 2004.

(4)	Received in consideration for the personal guarantee of debt incurred by Entrx’s subsidiary, Metalclad Insulation Corporation.

     Peter L. Hauser was employed as Entrx’s President and Chief Executive Officer on October 15, 2004, at a salary of $75,000 per year. Mr. Hauser was also granted a five year option for the purchase of 200,000 shares of Entrx’s common stock exercisable at $0.50 per share. The option first becomes exercisable with respect to 50,000 shares on October 15, 2005. Mr. Hauser plans to devote approximately one-third of his working time to Entrx. Entrx has not entered into a written employment agreement with Mr. Hauser, whose employment is at will.

Option Grants in Last Fiscal Year

     The following table provides certain information regarding options to purchase shares of Entrx’s common stock granted to the Named Executive Officers during the year ended December 31, 2003.

	Individual Grants
					Potential Realizable
		Percentage of			Value of Assumed
	Number of	Total			Annual Rates of
	Securities	Options/SARs			Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options/SARs Granted	Employees in Fiscal Year	or Base Price	Expiration	Option Term(3)
Name	(#)	2002	($/Share)	Date	5% ($)	10% ($)
Wayne W. Mills(1)	20,000	14.3%	0.65 (1)	4/10/10	769	2,980
Brian D. Niebur	20,000	14.3%	0.65	4/10/10	-0-	2,980
Geoffrey D. Larson(2)	100,000	71.4%	0.50	4/06/10	2,063	22,103

(1)	Option for 10,000 shares is executable at $0.50 per share, and option for 10,000 shares is executable at $0.80 per share.

(2)	Mr. Larson resigned as an employee of Entrx Corporation effective April 2, 2004 at which time no portion of his 100,000 share option vested.

(3)	On April 8, 2003 (the grant date of Mr. Larson’s option) and April 10, 2003 (the day before the grant date of Mr. Mills’ and Mr. Niebur’s options), the closing bid price of Entrx’s common stock on the Nasdaq Small Cap Market was $0.37 and $0.41 per share, respectively.

Aggregated Option Exercises and Year End Option Values

     The following table provides certain information regarding the exercise of stock options to purchase shares of Entrx’s common stock during the year ended December 31, 2003, by the Named Executive Officers, and the fiscal year-end value of stock options held by such officers.

				Value of Unexercised
		Number of Securities		In-the-Money
		Underlying Unexercised		Options/SARs
	Shares	Options/SARs at Fiscal Year		at Fiscal Year End ($)
	Acquired on	End(#)		(Exercisable/Unexercisable)
Name	Exercise (#)	(Exercisable/Unexercisable)		(1)
Wayne W. Mills(2)	None	70,000	100,000	6,200	-0-
Brian D. Niebur	None	16,700	53,300	-0-	6,200
Geoffrey D. Larson(3)	None	-0-	100,000	-0-	46,000

(1)	Based on a fiscal year end of December 31, 2003 and a closing bid price on the Nasdaq small cap market of $0.96 per share on December 31, 2003. The value of in-the-money options is calculated as the difference between the fair market value of the common stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 2003, while unexercisable options refer to those options that become exercisable at various times thereafter.

(2)	Mr. Mills resigned as an officer, director and employee of Entrx Corporation on October 15, 2004. As a result, of the 170,000 shares of options shown above, 50,000 shares will not vest, and an additional 80,000 shares exercisable at $2.50 per share will terminate on January 15, 2005.

(3)	Mr. Larson resigned as an employee of Entrx Corporation effective April 2, 2004 at which time no portion of his 100,000 share option vested.

Equity Compensation Plan Information

     The following table sets forth as of December 31, 2003, the total number of shares of Entrx’s common stock which may be issued upon the exercise of outstanding stock options and other rights under compensation plans approved by the shareholders, and under compensation plans not approved by the shareholders. The table also sets forth the weighted average purchase price per share of the shares subject to those options, and the number of shares available for future issuance under those plans.

	(a)	(b)	(c)
	Number of		Number of securities
	securities to be	Weighted-average	remaining available for
	issued upon	exercise price of	future issuance under equity
	exercise of	outstanding	compensation plans
	outstanding options,	option warrants	(excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders	2,079,700 (1)	$2.41	530,500
Equity compensation plans not approved by security holders	1,368,380	$4.84	None

Total	3,448,080	$3.37 (2)	530,500

(1)	Options for 1,619,150 shares have been granted under Entrx’s 2000 Omnibus Stock Option and Incentive Plan (the “2000 Plan”) which was approved by Entrx’s shareholders. The remaining options for 460,550 shares were granted under similar plans which were previously adopted and approved by the shareholders, and which have been terminated.

(2)	The prices at which all options are exercisable range from $0.50 to $45.00 per share.

Compensation Committee Report

     As the Compensation Committee of Entrx Corporation (“Entrx”), it is our duty to review and recommend the compensation levels for members of Entrx’s management, evaluate the performance of management and the administration of Entrx’s various incentive plans.

     The policies and underlying philosophy governing Entrx’s compensation program are to maintain a comprehensive program that is competitive in the marketplace, provide opportunities integrating salary and stock rights to compensate short and long term performance of management, recognize and reward individual accomplishments and allow Entrx to retain seasoned executives who are essential to Entrx’s success.

     In determining management’s compensation, this Committee evaluates the compensation paid to management based on their performance, their experience, and the stage of development of Entrx. The Committee also takes into account such relevant external factors as general economic conditions, stock price performance, and stock market prices generally.

     Management compensation is composed of salary, bonuses, and options to purchase shares of Entrx’s common stock.

     Bonuses may be discretionary, or based upon an established plan. No bonuses were paid to the current executive officers in 2003.

     The base salaries for executive officers are determined by evaluating the responsibilities of the positions held, the individual experience, the competitive marketplace, the individual’s performance of responsibilities and the individual’s overall contribution to Entrx.

     The Committee considers and recommends stock option grants to executive officers under Entrx’s stock option plans. The Committee believes that stock options provide strong incentive to increase the value of stockholders’ interests. Stock option grants are believed by the Committee to help focus management on the long-term success of Entrx. The amount of any stock option grant is based primarily on an individual’s responsibilities and position with Entrx. Individual awards of options are affected by the Committee’s subjective evaluation of factors it deems appropriate such as the assumption of responsibilities, competitive factors and achievements. Our recommendations for stock options are provided to Entrx’s Stock Option Committee which has the authority to grant such options. During 2003 options were granted to Messrs. Wayne W. Mills, Brian D. Niebur and Geoffrey D. Larson for the purchase of 20,000, 20,000 and 100,000 shares, respectively, at a weighted average exercise price of $0.65 per share for Mr. Mills, an exercise price of $0.65 per share for Mr. Niebur, and an exercise price of $0.50 per share for Mr. Larson.

     In March 2002, the Committee recommended that Entrx’s President, Wayne W. Mills, and Entrx’s Treasurer, Brian D. Niebur, be paid annual salaries at the rate of $200,000 and $60,000, respectively. Mr. Niebur’s salary was increased to an annual rate of $75,000 in July 2002, by the Board of Directors. The Committee negotiated a new employment agreement with Mr. Mills which took effect as of October 1, 2003 (the “Mills Employment Agreement”). Under the Mills Employment Agreement, Mr. Mills will continue to be entitled to a salary at the rate of $200,000 per year. If Entrx has two consecutive calendar quarters of profitability during the term of Mr. Mills’ employment, his salary will be increased to an annual rate of $250,000, retroactive to the beginning of that two-quarter period.

     Significant to the Committee’s recommendations concerning executive compensation and option grants are significant events which have occurred over time as well as objectives set for the coming year. With regard to the year ended December 31, 2003, the Committee took into account the disappointing operating results and performance of the market value of Entrx’s common stock in 2003.

Dated: March 8, 2004	Compensation Committee
/s/ Kenneth W. Brimmer
Kenneth W. Brimmer, Chairman

/s/ Joseph M. Senser
Joseph M. Senser, Member

CERTAIN TRANSACTIONS

Employment Agreement of Wayne W. Mills

     Entrx entered into an Employment Agreement with its former president and chief executive officer, Wayne W. Mills, effective commencing October 1, 2003. The Employment Agreement was terminable for cause (as defined in the Employment Agreement) or without cause on 15 days notice. If terminated by Entrx without cause, Mr. Mills would have received a severance salary equal to six months of his then annual base pay. If Mr. Mills’ employment was terminated as a result of a change in control of Entrx, he would have been entitled to a severance salary equal to up to two years of his then annual base pay, depending upon the aggregate market value of Entrx’s common stock at the time. Under the Employment Agreement, Mr. Mills was entitled to an annual salary of $200,000, plus certain performance-based salary increases and bonuses which were not earned.

     Mr. Mills was also entitled to a fee equal to 3% of any amount of debt of Entrx that he guaranteed at the request of Entrx’s Board of Directors and any lender. As a result of this provision, Mr. Mills was entitled to a guarantee fee of $92,880 with respect to a line of credit loan and mortgage loan extended to Entrx’s subsidiary Metalclad Insulation Corporation, in October 2003, by the Far East National Bank, Anaheim, California. The Board of Directors also authorized and paid Mr. Mills $16,230 as a fee for guaranteeing a $541,000 credit facility granted to Metalclad Insulation Corporation earlier in the year, in order to obtain bonding for a construction project. Although Entrx has a right of set-off against monies owed to Mr. Mills in connection with the payment of any guarantee fee, none of the guarantee fees paid were applied to the debt of Blake Capital Partners, LLC to Entrx.

     Mr. Mills voluntarily resigned his employment with Entrx on October 15, 2004. The Board of Directors agreed to continue Mr. Mills’ salary and benefits through December 31, 2004.

Loan to Affiliate of Wayne Mills

     On December 10, 2001, prior to Mr. Mills becoming an officer or director of Entrx, Entrx (then named Metalclad Corporation) loaned Blake Capital Partners, LLC (“Blake Capital”), a Minnesota limited liability company, $1,250,000 under a non-recourse secured note (the “Note”). Blake Capital is wholly owned by Wayne W. Mills who later became a director and the President of Entrx on February 13, 2002. The Note with interest at the rate of 6% per annum, was due June 10, 2002. Blake Capital had the right to extend the due date of the Note for up to 90 days, and on June 10, 2002, exercised that right. During the 90-day extension period and beyond, the rate of interest increased to 12% per annum. The Note was not repaid on the extended due date of September 8, 2002.

     As security for the loan, Mr. Mills pledged 500,000 shares of Entrx’s common stock, under the terms of a pledge agreement (the “Pledge Agreement”) dated as of December 10, 2001. In October 2002, Entrx spun off shares of VioQuest Pharmaceuticals, Inc. (formerly Chiral Quest, Inc.) common stock as a dividend to its shareholders, on the basis of one share of VioQuest Pharmaceuticals, Inc. common stock for each two shares of Entrx common stock held as of October 11, 2002. Prior to the dividend, VioQuest Pharmaceuticals, Inc. (then called Surg II, Inc.) was a 90% owned subsidiary of Entrx. As a result of the dividend, Mr. Mills received 250,000 shares of the common stock of VioQuest Pharmaceuticals, Inc., which were added to the 500,000 shares of Entrx’s common stock held as collateral for the loan.

     The Pledge Agreement provided that Mr. Mills would retain voting power over the collateralized shares until such shares are either cancelled or sold to satisfy the loan under the terms of the Note and Pledge Agreement. To satisfy its obligations under the Note, all or a portion of the 500,000 shares of Entrx common stock, or 250,000 shares of VioQuest Pharmaceuticals, Inc. common stock, could have been sold at the direction of Blake Capital, in which case the proceeds of such sale would have been applied against the principal and interest due under the Note. The terms of the Note also provided that Blake Capital could request that the Entrx shares be cancelled, in which case they would have carried a value of $2.50 per share which would be applied against the amount due under the Note, regardless of a then lower market value. If the Note was in default, Entrx could have canceled the shares at a value of $2.50 per share, and applied the amount cancelled against the principal and interest due under the Note. Although the Pledge Agreement was not clear, Entrx took the position that the $2.50 value related to one share of Entrx common stock and one-half share of VioQuest Pharmaceuticals, Inc. common stock.

     Since the Note was non-recourse to Blake Capital, neither Blake Capital nor Mr. Mills had any personal liability under the Note, except for the interest on the Note, and Entrx’s only recourse for repayment of the Note was the 500,000 shares of Entrx common stock, and 250,000 shares of Chiral Quest, Inc. common stock, pledged as security. The market value of the stock held as collateral never exceeded the principal balance of the Note since it became due, and the Board of Directors did not take any action to foreclose on the collateral.

Modification of Loan to Affiliate of Wayne Mills

     The Sarbanes-Oxley Act of 2002 was adopted on August 1, 2002, while the loan to Blake Capital Partners, as discussed in the foregoing section entitled “Loan to Affiliate of Wayne W. Mills,” was outstanding. Under Section 402 of the Sarbanes-Oxley Act, it is unlawful for any company registered under Section 12 of the Securities Exchange Act of 1934 to make a personal loan to any directors or executive officers of that company. The provision also provides that a loan outstanding on the date of the enactment of Section 402 is not in violation of that provision, provided that there is no material modification to any terms of the loan after such enactment. The independent members of the Board of Directors, taking into consideration the purpose and policy of Section 402, have concluded that the prohibition against any modification to the loan to Mr. Mills would not be applicable where the modification was, in their reasonably exercised determination, on balance materially beneficial to Entrx.

     Accordingly, for several months beginning in August 2003, the independent members of Entrx’s Board of Directors, constituting the Audit Committee, negotiated an amendment to the Note and Pledge Agreement with Blake Capital Partners and Mr. Mills, which culminated in the execution of an amendment to the Pledge Agreement (the “Amended and Restated Pledge Agreement”) which they believed to be beneficial to the Entrx. The Note as amended (the “New

Note”) is in the principal amount of $1,496,370, and now provides for an October 31, 2007 due date, with interest at 2% over the prime rate established by Wells Fargo Bank, NA in Minneapolis, Minnesota, adjusted on March 1 and September 1 of each year, instead of the 12% rate established in the Note. Interest only was payable commencing March 1, 2004, and at the end of each six-month period thereafter. Mr. Mills is current in the payment of interest. The New Note is now with full recourse to Blake and the Amended and Restated Pledge Agreement does not require Entrx, nor permit Blake or Mr. Mills, to cancel the shares of Entrx’s common stock, and require Entrx to apply the value of those cancelled shares at $2.50 per share, to be applied against the principal balance of the amounts due. In addition, Mr. Mills has personally guaranteed the repayment of the New Note.

STOCK PERFORMANCE GRAPH

     The graph below provides an indication of the cumulative return on Entrx’s common stock as compared to the Nasdaq stock index and to eight specialty trade contractors (including Entrx) whose common stock is traded in the Nasdaq market for the period January 1, 1999 through December 31, 2003. The graph is presented on the assumption that $100 was invested at the close of the market on December 31, 1998, in shares of Entrx common stock, in the Nasdaq stock market index, and in the eight specialty trade contractors, weighted on the basis of the closing market price as of December 31, 1998, with all dividends reinvested.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
ENTRX CORPORATION

$300
$200
$100
$0
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
103.9
91.7
35.4

Legend

Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
■ (solid line)	ENTRX CORPORATION	100.0	140.0	36.9	50.7	29.6	35.4
* (long dash)	Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.7	61.3	91.7
▲ (short dash)	NASDAQ Stocks (SIC 1790-1799 US Companies) Miscellaneous Special Trade Contractors	100.0	206.5	143.4	130.3	68.5	103.9

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.

12664 Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved. ©Copyright 2004

COMMON STOCK OWNERSHIP

Share Ownership of Management

     The following table sets forth certain information as of the record date with respect to the shares of common stock beneficially owned by: (i) each director or director nominee; (ii) each executive officer; and (iii) all current executive officers (regardless of salary and bonus level) and directors as a group. Unless otherwise indicated, the shareholders listed in the table below have sole voting and investment powers with respect to the shares indicated:

	Number of
	Common Shares		Percentage of
	Beneficially		Outstanding
Name of Beneficial Owner	Owned		Shares(9)
Wayne W. Mills	1,850,000	(1)	23.8
Peter L. Hauser	762,075	(2)	9.9
Kenneth W. Brimmer	180,000	(3)(4)	2.3
Joseph M. Caldwell	80,000	(4)	1.0
Joe M. Senser	80,000	(4)(5)	1.0
E. Thomas Welch	0		0
Brian D. Niebur	38,400	(6)	*
John J. Macias	7,750	(7)	*
Geoffrey B. Larson	0	(8)	0
All executive officers and directors as a group (6 persons)	1,148,225	(9)	14.4

*	Less than 1%

(1)	Includes 400,000 shares which are owned by Blake Capital Partners, LLC which is wholly owned by Mr. Mills, 400,000 shares which are owned by Mr. Mill’s Individual Retirement Account, 275,000 shares which are owned by Mr. Mills’ spouse and to which Mr. Mills disclaims beneficial ownership, and 130,000 shares which Mr. Mills may acquire upon the exercise of outstanding stock options. Mr. Mills resigned as an officer and director of Entrx on October 15, 2004, and is not seeking election as a member of the Board of Directors.

(2)	Includes 50,000 shares which Mr. Hauser may acquire upon the exercise of a warrant.

(3)	Includes 15,000 shares which are owned by Mr. Brimmer’s Individual Retirement Account, and 15,000 shares which are owned by the Individual Retirement Account of Mr. Brimmer’s spouse, and to which he disclaims any beneficial interest.

(4)	Includes 80,000 shares that each of Messrs. Brimmer, Caldwell and Senser have the right to acquire upon the exercise of outstanding stock options.

(5)	Mr. Senser is not seeking re-election as a member of the Board of Directors.

(6)	Includes 38,400 shares which Mr. Niebur may acquire upon the exercise of outstanding stock options.

(7)	Includes 7,750 shares which Mr. Macias may acquire upon the exercise of outstanding stock options.

(8)	Mr. Larson resigned as an executive officer on April 2, 2004.

(9)	The percentage of outstanding shares of common stock as shown in the table above is calculated on 7,643,265 shares outstanding, as of November 15, 2004, and on the date of this proxy statement, plus it assumes in each case that the shareholder exercised all options available to that person which would vest as of January 14, 2005.

Share Ownership of Certain Beneficial Owners

     The following table sets forth the name, address, number of shares of Entrx’s common stock beneficially owned, and the percentage of the outstanding shares of common stock such shares represent, of each person or group of persons, known by Entrx to beneficially own more than 5% of Entrx’s outstanding common stock as of the date of this proxy statement:

	Number of
	Common Shares		Percentage of
Name and Address	Beneficially		Outstanding
of Beneficial Owner	Owned		Shares(6)
Wayne W. Mills 5020 Blake Road Edina, MN 55436	1,850,000	(1)	23.8
Peter L. Hauser 16913 Kings Court Lakeville, MN 55044	762,075	(2)	9.9
Grant S. Kesler 3739 Brighton Point Drive Salt Lake City, UT 84121	764,335	(3)	9.2
Anthony C. Dabbene 26921 Magnolia Court Laguna Hills, CA 92653	487,200	(4)	6.0
George W. Holbrook, Jr. 1157 S.W. 30th Street Suite E Box 1938 Palm City, FL 34991	561,615	(5)	7.2
James R. McGoogan 1157 S.W. 30th Street Suite E Box 1938 Palm City, FL 34991	497,740	(5)	6.4
Bradley Resources Company 1157 S.W. 30th Street Suite E Box 1938 Palm City, FL 34991	486,255	(5)	6.3

(1)	Includes 400,000 shares which are owned by Blake Capital Partners, LLC, which is owned by Mr. Mills, 400,000 shares which are owned by Mr. Mills Individual Retirement Account, 275,000 shares which are owned by Mr. Mills’ spouse and to which Mr. Mills disclaims beneficial ownership, and 130,000 shares which Mr. Mills may acquire upon the exercise of outstanding stock options. Mr. Mills has pledged 500,000 shares to secure a loan from Entrx. (See “CERTAIN TRANSACTIONS — Loan to Affiliate of Wayne Mills”).

(2)	Includes warrant to purchase 50,000 shares exercisable at $0.50 per share through February 12, 2008.

(3)	Includes 620,000 shares which Mr. Kesler may purchase under currently exercisable options at prices ranging from $2.00 to $3.00 per share.

(4)	Includes 450,000 shares which Mr. Dabbene may purchase under currently exercisable options at prices ranging from $2.00 to $3.00 per share.

(5)	Messrs. Holbrook and McGoogan own 75,360 and 11,485 shares, respectively, of our common stock and are both partners of Bradley Resources Company with shared voting and dispositive power with respect to the 486,255 shares owned by Bradley Resources Company. Included in the shares owned by Mr. Holbrook is a warrant to purchase 50,000 shares, and included in the shares owned by Bradley Resources Company is a warrant for the purchase of 100,000 shares. Bradley Resources Company, Mr. Holbrook and Mr. McGoogan may be considered to be a “group” as defined under Rule 13d-5 of the Securities Exchange Act of 1934, with the power to vote and dispose of an aggregate of 573,100 shares of our common stock, or 7.4% of our common stock.

(6)	The percentage of outstanding shares of common stock shown in the table above is calculated based upon 7,643,265 shares outstanding as of the close of business November 15, 2004 and on the date of this proxy statement, plus it assumes in each case that the shareholder exercised all options available to that person that would vest within 60 days thereafter.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of Entrx, and persons who beneficially own more than 10 percent of Entrx’s outstanding shares of common stock, to file initial reports of ownership and reports of changes in ownership of securities of Entrx with the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Officers, directors and persons owning more than 10 percent of Entrx’s outstanding common stock are required by SEC regulation to furnish Entrx with copies of all Section 16(a) forms filed. Based solely on a review of the copies of such reports and amendments thereto furnished to or obtained by Entrx or written representations that no other reports were required, Entrx believes that during the year ended December 31, 2003, all filing requirements applicable to its directors, officers or beneficial owners of more than 10 percent of Entrx’s outstanding shares of common stock were complied with.

AUDIT COMMITTEE REPORT

     The following Audit Committee report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

     The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management’s conduct of the Company’s financial reporting process. The Audit Committee reviewed and discussed with management of the Company and Virchow, Krause & Company, LLP the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K/A (Second Amendment) for the fiscal year ended December 31, 2003. Management is responsible for the Company’s internal controls and the financial reporting process. Virchow, Krause & Company, LLP is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     The Audit Committee discussed with Virchow, Krause & Company, LLP the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee also received and reviewed the written disclosures and the letter from Virchow, Krause & Company, LLP required by the Independence Standards Board Standard No. 1, and discussed with that firm its independence from the Company. The Audit Committee discussed with management of the Company and Virchow, Krause & Company, LLP such other matters and received such assurances as the Audit Committee deemed appropriate.

     The Audit Committee considered the effect that provision of all other non-audit related fees may have on the independence of Virchow, Krause & Company, LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Virchow, Krause & Company, LLP as the Company’s principal accountants.

     Based on the foregoing review and discussions and a review of the report of Virchow, Krause & Company, LLP, and relying thereon, the Audit Committee recommended the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003.

The Audit Committee of the Board of Directors

/s/ Kenneth W. Brimmer Kenneth W. Brimmer, Chairman Joseph M. Senser Joseph M. Caldwell

INDEPENDENT AUDITORS

Auditors

     The Board of Directors of Entrx selected Moss Adams, LLP (“Moss Adams”), certified public accountants, to audit the accounts of Entrx for the year ended December 31, 2001, and to perform other appropriate accounting services for Entrx as needed.

     On April 4, 2002, Moss Adams, LLP (“Moss Adams”), resigned as Entrx’s auditors. The report of Moss Adams on the consolidated financial statements of Entrx for the years 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The resignation of Moss Adams was not sought, recommended or approved by the Audit Committee or Board of Directors of Entrx. There were no disagreements between the management of Entrx and Moss Adams with respect to the consolidated financial statements of Entrx for the years 2000 and 2001, or any interim period, or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which were not resolved to the satisfaction of Moss Adams or which would have caused Moss Adams to make reference to the subject matter or any such disagreement in connection with rendering its report on those consolidated financial statements. Moss Adams had audited the accounts of Entrx since 1998.

     On April 16, 2002, upon the recommendation of the Audit Committee, Entrx engaged Virchow, Krause & Company, LLP (“Virchow Krause”), certified public accountants with offices in Minneapolis, Minnesota, to audit Entrx’s consolidated financial statements for 2002 and to perform other appropriate accounting services for Entrx as needed. Entrx had not previously engaged Virchow Krause on any matter. Virchow Krause was engaged directly by the Audit Committee to provide its services with respect to Entrx’s 2003 fiscal year. All services performed by Virchow Krause in 2003 were approved by the Audit Committee.

     A representative of Virchow Krause will be present at the Annual Meeting of the shareholders to be held on December 23, 2004, will have the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

     Below is a breakdown of the fees paid to Virchow Krause for services performed in 2002 and 2003. None of the fees paid to Virchow Krause under the headings Audit-Related Fees, Tax Fees or All Other Fees were attributable to work performed by persons other than full-time permanent employees of Virchow Krause.

Audit Fees

     Virchow Krause billed Entrx $48,332 and $51,523 for the annual audit of Entrx’s consolidated financial statements, and the review of Entrx’s consolidated financial statements included in Entrx’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, for the 2002 and 2003 fiscal years, respectively.

Audit-Related Fees

     Virchow Krause billed Entrx $16,678 for assurance and related services provided to Entrx that are not included under the caption “Audit Fee” above, and were reasonably related to the performance of its audit or review of Entrx’s financial statements for the 2002 fiscal year. Such services were provided in connection with due diligence activities with respect to a possible acquisition by Entrx which did not occur. No such services were billed in 2003.

Tax Fees

     Virchow Krause billed Entrx $22,225 and $7,550 for services in connection with tax compliance, tax advice and tax planning for the 2002 and 2003 fiscal years, respectively. The services billed for in 2003 were in connection with the preparation of Entrx’s 2002 federal and state income tax returns. The fees billed in 2002 were for tax consulting advice in connection with the spin-off of a 90%-owned subsidiary of Entrx, Surg II, Inc., in October 2002.

All Other Fees

     Virchow Krause billed Entrx $5,420 in 2002 for all products and services not included under the captions “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above. Such services were provided to Surg II, Inc., Entrx’s 90%-owned subsidiary. No such services were provided or billed in 2003.

CODE OF ETHICS

     We have adopted a Code of Ethics which is intended to govern the conduct of our officers, directors and employees in order to promote honesty, integrity, loyalty and the accuracy of our financial statements. You may obtain a copy of the Code of Ethics without charge by writing us and requesting a copy, attention: Brian Niebur, 800 Nicollet Mall, Suite 26900, Minneapolis, Minnesota 55402. You may also request a copy by calling us at (612) 333-0614.

SHAREHOLDER PROPOSALS

     Proposals that shareholders may wish to present at the annual meeting of Entrx’s shareholders in 2005 must be received by Entrx in writing at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota, 55402, prior to March 1, 2005, in order to be included in the proxy statement and form of proxy relating to that meeting.

     Entrx’s latest Annual Report on Form 10-K/A (Second Amendment) filed with the Securities and Exchange Commission, without the exhibits listed in the Form 10-K/A, has been furnished to each shareholder of record as of November 15, 2004, and has been furnished to nominees of street-name shareholders in sufficient quantities to be provided to all beneficial shareholders on November 15, 2004. If, however, you as a record or beneficial shareholder on the record date did not receive a copy of the Annual Report on Form 10-K/A, you may request in writing that a copy be mailed to you, making a representation (in the case of a street name shareholder) that you were a beneficial owner of Entrx’s shares on the record date. Upon such request, the Form 10-K/A Annual Report will be mailed to you without charge. If you would like a copy of any of the exhibits listed in the Form 10-K/A Annual Report, we will mail you a copy upon request and upon the payment of $5.00 per document, and $0.25 per page. All requests should be made in writing and addressed to Brian Niebur, Chief Financial Officer, Entrx Corporation, 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402.

     A form of Proxy is enclosed for your use. Please date, sign and return the Proxy at your earliest convenience. Prompt return of your Proxy will be appreciated.

ANNEX I

ENTRX CORPORATION

AUDIT COMMITTEE CHARTER

I. ORGANIZATION

     There shall be a committee of the Board of Directors (“Board”) for Entrx Corporation, a Delaware corporation (“Corporation”), to be known as the Audit Committee (“Committee’). The members of the Committee shall be elected by the Board from time to time at the Board’s discretion, and shall serve until their successors shall be duly elected and qualified. Unless a chairperson is elected by the full Board, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

II. COMPOSITION/INDEPENDENCE

     The Committee shall be comprised of three or more members of the Board as determined by the Board. Each member of the Committee must (i) be “independent” as defined under Rule 4200 of the Nasdaq Stock Market; (ii) meet the criteria for independence as set forth under Rule 10A-3 of the Securities Exchange Act of 1934, except where otherwise permitted by said Rule; (iii) not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation any time during the past three years; and (iv) must not have any relationship with any person which would or could result in a conflict of interest between such member and his or her duties under this Charter.

III. QUALIFICATIONS

     All members of the Committee shall have a working familiarity with basic finance and accounting practices, and be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable time after appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a senior officer of another entity with financial oversight responsibilities. Committee members may obtain or enhance their familiarity with finance and accounting by participating in education programs conducted by the Corporation or an outside consultant, at the Corporation’s expense.

IV. PURPOSE

     The Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders relating to the accounting and financial reporting practices of the Corporation, and the quality and integrity of the Corporation’s financial reports. It shall be the responsibility of the Committee to maintain free and open means of communication between the directors, the registered public accounting firm (the “Auditor”) selected to audit the financial statements of the Corporation, and the financial management and other employees of the Corporation. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate, or are in accordance with generally accepted accounting principles.

V. FINANCIAL AUTHORITY AND RESPONSIBILITIES

     In connection with the Corporation’s financial controls, procedures, preparation and reporting, the Audit Committee shall have the authority and responsibility to:

1.	Select, appoint and engage the public accounting firm (the “Auditors”) to audit the financial records and accounts of the Corporation, and to

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prepare and report on the Corporation’s financial statements based upon such audit, and in such process.

2.	Consider and determine the independence of the Auditors and potential auditors under existing accounting standards and the rules of the U.S. Securities and Exchange Commission (the “SEC”), and in that regard, obtain from the Auditors a written statement delineating all relationships between the Auditors and the Corporation consistent with Independence Standards Board Standard 1, as amended or modified, and any other standard for independence imposed by law or applicable oversight authority on the Auditors, and continuously engage in dialogue with the Auditors with respect to any relationship or service which may impact the objectivity and independence of the Auditors.

3.	Discuss with the Auditors matters required to be discussed by the Codification on Statements of Accounting Standards, AU §380 (SAS 61).

4.	Review and approve of any services which may be provided to the Corporation by the Auditors, prior to the time those services are provided.

5.	Establish and approve of the fees and other compensation of the Auditors.

6.	Review and oversee the performance of the Auditors, and terminate the services of the Auditors if it deems it appropriate.

7.	Require the Auditors to report directly to the Audit Committee.

8.	Meet with the Auditors at least four times each year outside the presence of the Corporation’s management or any member of the Board of Directors who is not deemed to be independent, for the purpose of fulfilling its responsibilities under this Charter.

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9.	Review the Corporation’s annual audited financial statements and the Corporation’s unaudited quarterly financial statements to be included in the forms 10-Q to be filed with the SEC.

10.	Review the integrity of the Corporation’s internal and external financial controls, and reporting processes and procedures.

11.	Ascertain the level of cooperation given to the Auditors by the Corporation’s management.

12.	Ascertain and consider the Auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied to the preparation and reporting of the Company’s financial statements, and any material change made or proposed to be made to such accounting principles.

13.	Ascertain from the Auditors all critical accounting policies and practices to be used in presenting the Corporation’s financial statements.

14.	Ascertain from the Auditors alternative treatments of financial information consistent with generally accepted accounting principles that have been discussed with the Corporation’s management, the ramifications of the use of such alternative treatments, and the treatment preferred by the Auditors.

15.	Ascertain and resolve disagreements between the Corporation’s management and the Auditors regarding financial recording or reporting.

16.	Review, approve and recommend to the Board of Directors the inclusion of the Corporation’s financial reports in its periodic filings with the SEC.

17.	Receive, retain, review, investigate and act upon any complaint received by the Committee relating to accounting, internal accounting controls or auditing matters.

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18.	Establish a method whereby the Corporation’s employees may notify the Committee of complaints or concerns regarding questionable accounting or auditing matters, and provide assurances that any such notice may be made anonymously, or if not inimical to the best interests of the Corporation, may be made on a confidential basis.

19.	Review this Charter at least annually, and recommend to the Board of Directors changes to this Charter which the Audit Committee deems necessary or appropriate, including any matter required under applicable laws or regulations, or the applicable rules of NASDAQ or any oversight board.

20.	Review, consider, investigate and act upon any other matter relating to the Auditors, or the Corporation’s financial statements, financial controls, financial recording or financial reporting process as it deems appropriate.

VI. OTHER AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the authority and responsibility to:

1.	Review and approve or disapprove of any transaction or series of transactions proposed to be entered into, or entered into, between the corporation and (i) any executive officer or member of the Board, (ii) any nominee for election as a member of the Board, (iii) any holder of more than five percent of the Corporation’s outstanding common stock, of record or beneficially, or (iv) any member of the immediate family of any of the persons identified in (i) through (iii) above, except for transactions involving the compensation of any officer or director adopted or approved by the Corporation’s Compensation Committee or full Board.

2.	Receive, review, investigate and act upon any violation of the Corporation’s Code of Ethics by any officer or director of the Corporation, as permitted or authorized by such Code of Ethics.

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3.	Establish a method whereby the Corporation’s employees may notify the Committee of violations of the Corporation’s Code of Ethics, and provide assurances that such notice may be made confidentially or anonymously, or if not inimical to the best interests of the Corporation, may be made on a confidential basis.

VII. OBLIGATIONS OF MANAGEMENT

     The President, Treasurer and controller, and each other person engaged to perform similar functions, shall, promptly upon learning of the following events, inform the Committee of any: (i) dispute between management and the Auditors; (ii) change or proposed change in accounting principles or estimates, or the application of accounting principles not considered to be generally accepted, used or proposed to be used in the recording or preparation of financial information or statements; and (iii) any violation of the Corporation’s Code of Ethics as provided therein.

VIII. OTHER AUTHORITY

     The Audit Committee shall have the authority on behalf of the Corporation to (i) contract for legally permissible non-audit and auditing services from the Auditors or any other accounting professionals; (ii) engage such persons as it may deem appropriate to advise it with respect to any matter consistent with its duties under this Charter, including but not limited to independent counsel of its choosing; and (iii) incur such ordinary administrative expenses as it determines are necessary or appropriate in fulfilling its duties under this Charter.

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PROXY
ENTRX CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors and
Management of Entrx Corporation

The undersigned, revoking all prior proxies, hereby appoints Peter L. Hauser and Kenneth W. Brimmer, and each or either of them, as proxies, with full power of substitution, to vote all shares of common stock of Entrx Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Entrx Corporation, to be held at the Hyatt Regency Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota on December 23, 2004, at 10:00 a.m. or at any adjournment thereof, and hereby instructs said proxies to vote said shares as specified below:

Election of Directors	FOR all nominees listed at right, except where I	WITHHOLD AUTHORITY to vote	I wish to cumulate my vote as follows:
	have crossed out the name of a nominee	for all nominees listed at right	Nominees:	Number of Votes (See Instruction below)
	☐	☐	Kenneth W. Brimmer

Joseph M. Caldwell

Peter L. Hauser

E. Thomas Welch

INSTRUCTION: If you intend to cumulate your votes, multiply the number of shares you own by four, and distribute that resulting number among the nominees as you choose under the column headed “Number of Votes.”

NOTE: In their discretion, the proxies are authorized to vote upon matters which are incidental to the conduct of the Annual Meeting, and upon other business of which the Board of Directors is presently unaware and which may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF ENTRX CORPORATION AND WILL BE VOTED IN FAVOR OF THE ELECTION OF THE FOUR NOMINEES UNLESS OTHER INSTRUCTIONS ARE GIVEN.

Signature(s)	Dated	, 2004

Please sign exactly as your name appears hereon; if stock is held jointly, each owner must sign. When signing as executor, trustee, guardian, attorney, agent or proxy, please indicate title. Please sign, date and return this Proxy promptly.